Exhibit 14.(a).1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-149175) of Blue Square-Israel Ltd. (the "Company”), of our report dated June 23, 2010, relating to the financial statements of the Company and the effectiveness of internal control over financial reporting, which appears in this Annual Report.

Haifa, Israel	/s/ Kesselman & Kesselman
June 23, 2010	Kesselman & Kesselman
Certified Public Accountants (Isr.)